EXHIBIT 3.1

CERTIFICATE OF

RESTATED ARTICLES OF INCORPORATION

EMPI, INC.

We, the undersigned Gene A. Krull and James L. Baustert, respectively the president and secretary of empi, Inc., a corporation subject to the provisions of Chapter 301, Minnesota Statutes, known as the Minnesota Business Corporation Act, do hereby certify that at a special meeting of the shareholders of said corporation, notice of such meeting of the proposal to amend and the nature of such proposal having been mailed to each shareholder entitled to vote thereon at least ten days prior to such meeting, held at the corporation’s offices in the city of Golden Valley, county of Hennepin, as designated in such notice, on the 26th day of January, 1979, resolutions as hereinafter set forth were adopted by an affirmative vote of the majority of the outstanding shares of the corporation.

RESOLVED: That the following restated Articles of Incorporation be, and the same hereby are, approved and adopted, and such Articles shall supersede and take the place of the existing Articles of Incorporation and any and all amendments thereto:

ARTICLE I. – Name

The name of the corporation shall be empi, Inc.

ARTICLE II. – Location

The location and post office address of its registered office within the State of Minnesota shall be Suite 103, 5801 Duluth Street, Golden Valley, Minnesota 55422.

ARTICLE III. – Purpose

The purpose of this corporation shall be to engage in any and all activities concerning the development, manufacture and marketing of medical devices, and all other activities incidental and related thereto, and all other general business purposes.

ARTICLE IV. – Duration

The commencement of this corporation was on October 11, 1977, the date of its incorporation, and its duration shall be perpetual.

ARTICLE V. – Stated Capital

The amount of the corporation’s stated capital at the time of its incorporation was the sum of $1,000.

ARTICLE VI. – Stock

(1) The total authorized capital of the corporation shall be $200,000, divided into 2,000,000 shares of the common stock of the par value of $.10 (cents) per shares.

(2) All of the stock shall be of the same class, common, and shall be entitled to one vote on all matters coming before meetings of the shareholders. There shall be no preemptive rights attached to these shares to purchase any securities of the corporation, and there shall be no cumulative voting of shares.

(3) The Board of Directors is authorized from time to time to accept or reject subscriptions for, allot, issue, sell and deliver shares of common stock of the corporation, including stock issued as a stock dividend, to such persons, at such times and upon such terms and conditions as the Board of Directors, in their discretion, shall determine.

(4) The Board of Directors is further authorized from time to time to grant and issue options to purchase or subscribe for shares of common stock of the corporation, warrants to purchase or subscribe for such shares of stock, rights to convert any stock or other securities of the corporation into such shares of stock, and similar stock rights and privileges, and to fix the terms, provisions and conditions of such options, warrants or rights.

ARTICLE VII. – Management

(1) The management of the corporation shall be vested in a Board of Directors, the number of directors to be fixed by the bylaws of the corporation, or in the absence of such provision in the bylaws, as shall be determined by the shareholders at any annual meeting or special meeting thereof, but in no event shall the number of directors ever be less than four. The term of office of each director shall be one (1) year, or until his successor has been elected and qualified. The directors shall be elected at the annual meeting of shareholders.

(2) The following named persons shall constitute the Board of Directors until the annual meeting in December, 1979, and until their successors are elected and qualified:

Donald Maurer

C. Norman Shealy, M.D.

David Carlson, Ph.D.

James L. Baustert

Gene A. Krull

(3) The officers of the corporation shall be a president, such vice presidents as may from time to time be elected by the Board of Directors, a secretary and a treasurer, and such other officers and assistant officers as may be elected by the Board of Directors. Any two officers, except those of president and vice president, may be held by the same person.

ARTICLE VIII. – Powers

In addition to those powers granted or available under the laws of the State of Minnesota, the corporation is expressly authorized:

(1) To accept or reject subscriptions for shares and to issue the shares of the capital stock of this corporation to the full amount and number of shares authorized by the Articles of Incorporation, in such amounts and for such consideration as from time to time shall be determined by the Board of Directors, except as otherwise provided in these Articles.

(2) To acquire, hold, mortgage, pledge or dispose of shares, bonds, securities or evidence of indebtedness of any domestic or foreign corporation and, while the owner thereof, to exercise all the rights, powers and privileges of ownership.

(3) To purchase, hold, sell and reissue the shares of its own capital stock.

(4) To enter into obligations or contracts of any kind or nature with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

ARTICLE IX. – Amendments

(1) The Board of Directors is expressly authorized to make and alter the bylaws of the corporation, subject to the power of the shareholders thereof to change or repeal such bylaws.

(2) The holders of a majority of the then outstanding voting power of all shareholders entitled under these Articles of Incorporation to vote shall have the power to amend these Articles of Incorporation, to adopt an agreement of consolidation or merger, and to authorize the Board of Directors of the corporation to sell, lease, exchange or otherwise dispose of all, or substantially all, of the property and assets of the corporation, including its good will, upon such terms and conditions and for such consideration, which may be money, shares, bonds or other instruments for the payment of money, or other property, as the Board of Directors deems expedient.

RESOLVED FURTHER: That the president and secretary of this corporation be, and they are, authorized and directed to make, execute and acknowledge a certificate embracing the foregoing resolutions, and to cause such certificate to be filed for record in the manner required by law.

IN WITNESS WHEREOF, we have hereunto subscribed our names this 26th day of January, 1979.

IN PRESENCE OF:

/s/ Illegible	/s/ Gene A. Krull
Gene A. Krull – president

/s/ Illegible	/s/ James L. Baustert
James L. Baustert – secretary

STATE OF MINNESOTA	)
) SS.
COUNTY OF HENNEPIN	)

Gene A. Krull and James L. Baustert, being duly sworn on oath, depose and say that they are, respectively, the president and secretary of empi, Inc., the corporation named in the foregoing certificate; that said certificate contains a true statement of the action of the shareholders and Board of Directors of said corporation, duly held as aforesaid; that said certificate is executed on behalf of said corporation, by its express authority; and they further acknowledge the same to be their free act and deed and the free act and deed of said corporation.

/s/ Gene A. Krull
Gene A. Krull

/s/ James L. Baustert
James L. Baustert

Subscribed and sworn to before me this 2nd day of February, 1979.

/s/ Illegible
Notary Public

[GRAPHIC]	HARRIETTE M. _____ NOTARY PUBLIC _ ______ ANOKA COUNTY My Commission Expires May 10, 19__

STATE OF MNNESOTA

DEPARTMENT OF STATE

I hereby certify that the within instrument was filed for record in this office on the 5 day of Feb A.D. 1979, at 4.30 o’clock PM., and was duly recorded in Book Y-__ of Incorporations, on page 609

/s/ Illegible
Secretary of State

[GRAPHIC]	State of Minnesota Office of the Secretary of State	➢ See instructions on reverse side for completing this form

CERTIFICATE OF CHANGE OF REGISTERED OFFICE

by

Name of Corporation

empi, Inc.

Pursuant to Minnesota Statutes Section 301.33, 302A.123, or 317.19, the undersigned hereby certifies that the Board of Directors of the above named Minnesota corporation has resolved to change the corporation’s registered office:

FROM	Address (No. & Street)	Suite 103, 5801 Duluth Street
	City	Golden Valley	County	Hennepin	MN	Zip	55422

TO	Address (No. & Street)	261 South Commerce Circle
	City	Fridley	County	Anoka	MN	Zip	55432

The effective date of the change will be the 19th day of May, 1983 or the day of filing of this certificate with the Secretary of State, whichever is later.

Name of Officer or Other Authorized Agent of Corporation	Signature

Michael _. _________	/s/ Illegible
Title or Office	Date

Secretary	May 19, 1983

STATE OF MINNESOTA	REQUIRED FOR CH. 302A CORPORATIONS ONLY
County of Hennepin SS.

The foregoing instrument was acknowledged before __ this ___ day of May, 1983.	(NOTARIAL SEAL)

/s/ Illegible	[GRAPHIC]	JANI___ ______ NOTARY PUBLIC MINNESOTA ANOKA ___________ My Commission Expires _______
Notary Public

Do not write below this line. For Secretary of State’s use only
Receipt Number	File Data

CERTIFICATE OF AMENDMENT OF

RESTATED ARTICLES OF INCORPORATION OF

EMPI, INC.

We, the undersigned, Donald D. Maurer and Thomas R. King, respectively the president and secretary of empi, Inc., a corporation subject to the provisions of Chapter 302A of Minnesota Statutes, do hereby certify that by a majority vote, in person or by proxy, of all shareholders entitled to vote at the annual meeting of the Corporation held on May 4, 1984, the following resolution was adopted:

RESOLVED: That Articles I and VI of the Restated Articles of Incorporation of empi, Inc. adopted January 26, 1979 be and hereby are amended to read as follows:

ARTICLE I.

Name

The name of the corporation shall be Empi, Inc.

ARTICLE VI.

Stock

(1) The total authorized capital of the corporation shall be $1,000,000 divided into 10,000,000 shares of common stock of the par value of $.10 (cents) per share.

(2) All of the stock shall be of the same class, common, and shall be entitled to one vote on all matters coming before meetings of the shareholders. There shall be no preemptive rights attached to these shares to purchase any securities of the corporation, and there shall be no cumulative voting of shares.

(3) The Board of Directors is authorized from time to time to accept or reject subscriptions for, allot, issue, sell and deliver shares of common stock of the corporation, including stock issued as a stock dividend, to such persons, at such times and upon such terms and conditions as the Board of Directors, in their discretion, shall determine.

(4) The Board of Directors is further authorized from time to time to grant and issue options to purchase or subscribe for shares of common stock of the corporation, warrants to purchase or subscribe for such shares of stock, rights to convert any stock or other securities of the corporation into such shares of stock, and similar stock rights and privileges, and to fix the terms, provisions and conditions of such options, warrants or rights.

IN WITNESS WHEREOF, we have subscribed our names this 7th day of May, 1984.

/s/ Donald D. Maurer
Donald D. Maurer, President

/s/ Thomas R. King
Thomas R. King, Secretary

STATE OF MINNESOTA	)
	)	SS
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 7th day of May, 1984 by Donald D. Maurer, President, and Thomas R. King, Secretary, of Empi, Inc., a Minnesota corporation, on behalf of the corporation.

/s/ Illegible
Notary Public

STATE OF MINNESOTA

DEPARTMENT OF STATE

I hereby certify that the within instrument was filed for record in this office on the 16th day of May A.D. 19__. at 4:30 o’clock PM., and was duly recorded in Book A6Z of Incorporations, on page 45

/s/ Illegible
Secretary of State

ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION

OF

EMPI, INC.

Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the Articles of Incorporation of Empi, Inc. were amended at a meeting of the shareholders of the corporation duly convened on the 15th day of May, 1986, and adjourned to the 12th day of June, 1986, by adding thereto a new Article X which reads as set forth on Exhibit A hereto and a new Article XI which reads as set forth on Exhibit B hereto.

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

/s/ Donald D. Maurer
Donald D. Maurer, President

STATE OF MINNESOTA	)
	)	SS.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 30 day of June, 1986, by Donald D. Maurer, President of Empi, Inc., a Minnesota corporation, on behalf of the corporation.

/s/ Daniel C. McCarter
Notary Public

(Notarial Seal)

[SEAL]	[GRAPHIC]	DANIEL C. McCARTER NOTARY PUBLIC – MINNESOTA HENNEPIN COUNTY My Commission Expires Dec 14, 1987

EXHIBIT A

PROPOSED AMENDMENT TO THE

ARTICLES OF INCORPORATION

ARTICLE X – PROHIBITION ON CERTAIN

STOCK REPURCHASE BY THE CORPORATION

(1) The Corporation may not purchase, directly or indirectly, any of its securities at a price higher than the average sale price during the immediately preceding twenty trading days from any person who holds more than fifteen percent of the voting power of the class of the securities to be purchased and has held any of such securities for less than two years, unless (i) such purchase has been approved by the affirmative vote of the holders of a majority of the outstanding voting power of the corporation or (ii) the corporation makes an offer to acquire, of at least equal value, to all holders of any securities of such class and to all holders of any class into which such securities may be converted.

(2) When two or more persons act as a partnership, syndicate, or other group for the purpose of acquiring, voting, holding or disposing of securities of the corporation, such partnership, syndicate or group shall be deemed a “person” for purposes of this Article X.

EXHIBIT B

PROPOSED AMENDMENT TO

ARTICLES OF INCORPORATION

ARTICLE XI – RELATED PERSON BUSINESS TRANSACTIONS

(1) Whether or not a vote of shareholders is otherwise required, the affirmative vote of the holders of not less than two-thirds of the voting power of the outstanding “voting shares” (as hereinafter defined) of the corporation shall be required for the approval or authorization of any “Related Person Business Transaction” (as hereinafter defined) involving the corporation or the approval or authorization by the corporation in its capacity as a shareholder of any Related Person Business Transaction involving a “Subsidiary” (as hereinafter defined) which requires the approval or authorization of the shareholders of the Subsidiary; provided, however, that such two-thirds voting requirement shall not be applicable if:

(a) The “Continuing Directors” (as hereinafter defined) by a majority vote have expressly approved the Related Person Business Transaction; or

(b) The Related Person Business Transaction is a merger, consolidation, exchange of shares or sale of all or substantially all of the assets of the corporation, and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation other than the “Related Person” (as hereinafter defined) in the Related Person Business Transaction is an amount at least equal to the “Highest Purchase Price” (as hereinafter defined).

(2) For the purposes of this Article XI:

(a) The term “Related Person Business Transaction” shall mean (i) any merger or consolidation of the corporation or a Subsidiary with or into a Related Person, (ii) any exchange of shares of the corporation or a Subsidiary for shares of a Related Person which, in the absence of this Article, would have required the affirmative vote of at least a majority of the voting power of the outstanding shares of the corporation entitled to vote or the affirmative vote of the corporation, in its capacity as a shareholder of the Subsidiary, (iii) any sale, lease, exchange, transfer, or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as herein-after defined of the assets either of the corporation or of a Subsidiary to or with a Related Person, (iv) any sale, lease, transfer, or other disposition (in one transaction or a series of transactions) of all or any Substantial Part of the assets of a Related Person to or with the corporation or a Subsidiary, (v) the issuance, sale, transfer or other disposition to a Related Person of any securities of the corporation (except pursuant to stock dividends, stock splits, or similar transactions which would not have the effect of increasing the proportionate voting power of a Related Person) or of a Subsidiary (except pursuant to a pro rata distribution to all holders of Common Stock of the corporation), (vi) any recapitalization or reclassification that would have the effect of increasing the proportionate voting power of a Related Person, and (vii) any agreement, contract, arrangement, or understanding providing for any of the transactions described in this definition of Related Person Business Transactions.

(b) The term “Related Person” shall mean and include (i) any person or entity which, together with its “Affiliates” and “Associates” (both as hereinafter defined), “beneficially owns” (as hereinafter defined) in the aggregate 15 percent or more of the outstanding voting shares of the corporation, and (ii) any Affiliate or Associate (other than the corporation or a wholly owned subsidiary of the corporation) of any such person or entity. Two or more persons or entities acting as a syndicate or group, or otherwise, for the purpose of acquiring, holding, or disposing of voting shares of the corporation shall be deemed to be a “person” or “entity” as the case may be.

(c) The term “Affiliate”, used to indicate a relationship with a specified person or entity, shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

(d) The term “Associate”, used to indicate a relationship with a specified person or entity, shall mean (i) any entity of which such specified person or, entity is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such specified person or entity has a substantial beneficial interest or as to which such specified person or entity serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the corporation or any Subsidiary, and (iv) any person who is a director or officer of such specified entity or any of its parents or subsidiaries (other than the corporation or a wholly-owned subsidiary of the corporation).

(e) The term “Substantial Part” shall mean 30 percent or more of the fair market value of the total assets of the person or entity in question, as reflected on the most recent balance sheet of such person or entity existing at the time the shareholders of the corporation would be required to approve or authorize the Related Person Business Transaction involving the assets constituting any such Substantial Part.

(f) The term “Subsidiary” shall mean any corporation, a majority of the equity securities of any class of which are owned by the corporation, by another Subsidiary, or in the aggregate by the corporation and one or more of its Subsidiaries.

(g) The term “Continuing Director” shall mean (i) a director who was a member of the Board of Directors of the corporation on the date this Article XI is first approved by the shareholders as an amendment to the Articles of Incorporation of the corporation; or (ii) a director who became a director before any Related Person involved in the Related Person Business Transaction in question became a Related Person or (iii) any person becoming a director whose election, or nomination for election by the corporation’s shareholders, was approved by a vote of a majority of the Continuing Directors; provided, however, that in no event shall a Related Person involved in the Related Person Business Transaction in question be deemed to be a Continuing Director.

(h) The term “voting shares” shall mean shares of capital stock of a corporation entitled to vote generally in the election of directors, considered for the purposes of this Article as one class.

(i) The term “Highest Purchase Price” shall mean the highest amount of cash or the fair market value of the property, securities or other consideration paid by the Related Person for a share of Common Stock of the corporation at any time while such person or entity was a Related Person or in the transaction which resulted in such person or entity becoming a Related Person; provided, however, that the Highest Purchase Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding shares of Common Stock of the corporation, or the declaration of a stock dividend thereon, between the last date upon which the Related Person paid the Highest Purchase Price and the effective date of the merger, consolidation or exchange of shares or the date of distribution to shareholders of the corporation of the proceeds from the sale of all or substantially all of the assets of the corporation.

(j) (i) A person or entity “beneficially owns” voting shares of the corporation if such person or entity, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares (A) voting power which includes the power to vote, or to direct the voting of, such voting shares, or (B) investment power which includes the power to dispose, or to direct the disposition of, such voting shares. Any person or entity which, directly or indirectly, creates or uses a              proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting such person or entity of beneficial ownership of voting shares of the corporation or preventing the vesting of such beneficial ownership as part of a plan or scheme to avoid becoming a Related Person shall be deemed for purposes of this Article XI to be the beneficial owner of such voting shares. All voting shares of the corporation beneficially owned by a person or entity; regardless of the form which such beneficial ownership takes, shall be aggregated in calculating the number of voting shares of the corporation beneficially owned by such person or entity. Any voting shares of the corporation that any person or entity has the right to acquire pursuant to any agreement, contract, arrangement, or understanding, or upon exercise of any conversion right, warrant or option, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement, or otherwise shall be deemed beneficially owned by such person or entity. Any voting shares of the corporation not outstanding which any person or entity has a right to acquire shall be deemed to be outstanding for the              of computing the percentage of

outstanding voting shares of the corporation beneficially owned by such person or entity but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding voting shares of the corporation beneficially owned by any other person or entity.

(ii) Notwithstanding the foregoing provisions of subparagraph (j) (i) above:

(A) A member of a national securities exchange shall not be deemed to be a beneficial owner of voting shares of the corporation held directly or indirectly by it on behalf of another person or entity solely because such member is the record holder of such voting shares and, pursuant to the rules of such exchange, may direct the vote of such voting shares, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the voting shares of the corporation to be voted, but is otherwise precluded by the rules of such exchange from voting without instruction;

(B) commercial bank, broker or dealer or insurance company which in the ordinary course of business is a pledge of voting shares of the corporation under a written pledge agreement shall not be deemed to be the beneficial owner of such pledged voting shares until the pledge has taken all formal steps necessary to declare a default and determines that the power to vote or to direct the vote or to dispose or to direct the disposition of such pledged securities will be exercised, provided that the pledgee agreement is bona fide and was not entered into with the purpose nor with the effect of changing or influencing the control of the corporation nor in connection with any transaction having such purpose or effect and, prior to default, does not grant to the pledgee the power to vote or to direct the vote of the pledged voting shares of the corporation; and

(C) A person or entity engaged in business as an underwriter of securities who acquires voting shares of the corporation through its participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933, or comparable successor law, rule or regulation, shall not be deemed to be the beneficial owner of such voting shares until the expiration of forty days after the date of such acquisition.

(3) For the purposes of this Article XI the Continuing Directors by a majority vote shall have the power to make a good faith determination, on the basis of information known to them, of: (a) the number of voting shares of the corporation that any person or entity “beneficially owns” (b) whether a person or entity is an Affiliate or Associate of another, (c) whether the assets subject to any Related Person Business Transaction constitute a Substantial Part, (d) whether any business transaction is one in which a Related Person has an interest, (e) whether the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the corporation other than the Related Person in a Related Person Business Transaction is an amount at least equal to the Highest Purchase Price, and (f) such other matter with respect to which a determination is required under this Article XI.

(4) Notwithstanding Article IX hereof, the provisions set forth in this Article XI including this Section 4, may not be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of not less than two-thirds of the voting power of the outstanding voting shares of the corporation.

STATE OF MINNESOTA

DEPARTMENT OF STATE

FILED

JUL 16 1986

/s/ Illegible

Secretary of State

ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION

OF

EMPI, INC.

Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the Articles of Incorporation of Empi, Inc. were amended at a meeting of the shareholders of the corporation duly convened and held on the 25th day of June, 1987, by adding thereto a new Article XII to read as follows:

ARTICLE XII – LIMITATION OF DIRECTOR LIABILITY

To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

/s/ Donald D. Maurer
Donald D. Maurer, President

STATE OF MINNESOTA	)
	)	SS.
COUNTY OF RAMSEY	)

The foregoing instrument was acknowledged before me this 22 day of July, 1987, by Donald D. Maurer, President of Empi, Inc., a Minnesota corporation, on behalf of the corporation.

[GRAPHIC]	KARA BURDETTE NOTARY PUBLIC – MINNESOTA ANOKA COUNTY My Commission Expires Oct 25 1991	/s/ Kara Burdette
Notary Public
Notarial Seal		STATE OF MINNESOTA DEPARTMENT OF STATE FILED JUL 29, 1987

[GRAPHIC]	State of Minnesota Office of the Secretary of State	➢ See instructions on reverse side for completing this form.

CERTIFICATE OF CHANGE OF REGISTERED OFFICE

by

Name of Corporation

EMPI, INC.

Pursuant to Minnesota Status Section 302A.123 or 317.19, the undersigned hereby certifies that the Board of Directors of the above named Minnesota corporation has resolved to change the corporation’s registered office:

FROM	Address (No. & Street)	261 South Commerce Circle
	City	County	Fridley (Anoka County)	MN	Zip	55432

TO	Address (No. & Street)	1275 Grey Fox Road
	City	County	St. Paul (Ramsey Co.)	MN	Zip	55112

The effective date of the change will be the                                  day of                                                  , 19     or the day of filling of this certificate with the Secretary of ______ ______________ __ is later.

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

Name of Officer or Other Authorized Agent of Corporation	Signature

Thomas R. King	/s/ Thomas R. King
Title or Office	Date
Secretary	September 2, 1987

STATE OF MINNESOTA	)	The foregoing instrument was acknowledged before me on this 2nd day of September, 1987.
	)	ss.
County of Hennepin	)

Notarial Seal

[GRAPHIC]	DIANE HENEY NOTARY PUBLIC – MINNESOTA HENNEPIN COUNTY My Commission Expires July 1, 19__	/s/ Diane Heney
(Notary Public)

Do not write below this line. For Secretary of State’s use only.

Receipt Number	File Data
075252	STATE OF MINNESOTA DEPARTMENT OF STATE FILED SEP 4 1987 /s/ Illegible
Secretary of _____

ARTICLES OF AMENDMENT

AND RESTATED ARTICLES OF INCORPORATION

OF

EMPI, INC.

The undersigned hereby certifies that Restated Articles of Incorporation of Empi, Inc. in the form attached hereto as Exhibit A were adopted pursuant to Minnesota Statutes Chapter 302A at a meeting of the shareholders of the corporation duly convened and held on the 9th day of July, 1990, which Restated Articles supersede the original Articles and all amendments to them.

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

JUL. _______, 1990

/s/ Donald D. Maurer
Donald D. Maurer, Chief Executive Officer

EXHIBIT A

RESTATED ARTICLES OF INCORPORATION

OF

EMPI, INC.

ARTICLE 1 – NAME

1.1) The name of the corporation shall be Empi, Inc.

ARTICLE 2 – REGISTERED OFFICE

2.1) The registered office of the corporation is located at 1275 Grey Fox Road St, Paul, Minnesota 55112.

ARTICLE 3 – CAPITAL STOCK

3.1) Authorized Shares; Establishment of Classes and Series. The aggregate number of shares the corporation has authority to issue shall be 15,000,000 shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 10,000,000 common shares and 5,000,000 undesignated shares. The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional common shares), and to fix the relative rights and preferences of each such class or series.

Each share of Common Stock, $.10 par value, which is issued and outstanding on the effective date of these Restated Articles of Incorporation shall be reclassified into one common share, and each certificate representing a share or shares of Common Stock, $.10 par value, shall represent the same number of common shares.

3.2) Issuance of Shares. The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of any class or series of the corporation to such persons, at such times and upon such terms and conditions as the Board shall determine, valuing all nonmonetary consideration and establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

3.3) Issuance of Rights to Purchase Shares. The Board of Directors is further authorized from time to time to grant and issue rights to subscribe for, purchase, exchange securities for, or convert securities into, shares of the corporation of any class or series, and to fix the terms, provisions and conditions of such rights, including the exchange or conversion basis or the price at which such shares may be purchased or subscribed for.

3.4) Issuance of Shares to Holders of Another Class or Series. The Board is further authorized to issue shares of one class or series to holders of that class or series or to holders of another class or series to effectuate share dividends or splits.

ARTICLE 4 – RIGHTS OF SHAREHOLDERS

4.1) No Preemptive Rights. No shares of any class or series of the corporation shall entitle the holders to any preemptive rights to subscribe for or purchase additional shares of that class or series or any other class or series of the corporation now or hereafter authorized or issued.

4.2) No Cumulative Voting Rights. There shall be no cumulative voting by the shareholders of the corporation.

ARTICLE 5 – WRITTEN ACTION OF DIRECTORS

5.1) Any action required or permitted to be taken at a Board meeting may be taken by written action signed by all of the directors or, in cases where the action need not be approved by the shareholders, by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present.

ARTICLE 6 – MERGER, EXCHANGE, SALE OF ASSETS AND DISSOLUTION

6.1) Where approval of shareholders is required by law, the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote, or such greater percentage as may be required by Article 10, shall be required to authorize the corporation (i) to merge into or with one or more other corporations, (ii) to exchange its shares for shares of one or more other corporations, (iii) to sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets, including its good will, or (iv) to commence voluntary dissolution.

ARTICLE 7 – AMENDMENT OF ARTICLES OF INCORPORATION

7.1) Except as provided otherwise in Article 10, any provision contained in these Articles of Incorporation may be amended, altered, changed or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares present and entitled to vote at a duly held meeting or such greater percentages as may be otherwise prescribed by the laws of the State of Minnesota.

ARTICLE 8 – LIMITATION OF DIRECTOR LIABILITY

8.1) To the fullest extends permitted by Chapter 302A, Minnesota Statutes, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE 9 – PROHIBITION ON CERTAIN STOCK REPURCHASE BY THE CORPORATION

9.1) The Corporation may not purchase, directly or indirectly, and of its securities at a price higher than the average sale price ____ the immediately preceding twenty trading days from any person who holds more than fifteen percent of the voting power of the class of the securities to be purchased and has _______ any of such securities for less than two years, unless (i) such purchase has been approved by the affirmative vote of the holders of a majority of the outstanding voting power of the corporation or (ii) the corporation makes an offer to acquire, of at least equal value, to all holders of any securities of such class and to all holders of any class into which such securities may be converted.

9.2) When two or more persons act as a partnership, syndicate, or other group for the purpose of acquiring, voting, holding or disposing of securities of the corporation, such partnership, syndicate or group shall be deemed a “person” for purposes of this Article 9.

ARTICLE 10 – RELATED PERSON BUSINESS TRANSACTIONS

10.1) Whether or not a vote of shareholders is otherwise required, the affirmative vote of the holders of not less than two-thirds of the voting power of the outstanding “voting shares” (as hereinafter defined) of the corporation shall be required for the approval or authorization of any “Related Person Business Transaction” (as hereinafter defined) involving the corporation or the approval or authorization by the corporation in its capacity as a shareholder of any Related Person

Business Transaction involving a “Subsidiary” (as hereinafter defined) which requires the approval or authorization of the shareholders of the Subsidiary; provided, however, that such two-thirds voting requirement shall not be applicable if:

(a) The “Continuing Directors” (as hereinafter defined) by a majority vote have expressly approved the Related Person Business Transaction; or

(b) The Related Person Business Transaction is a merger, consolidation, exchange of shares or sale of all or substantially all of the assets of the corporation, and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation other than the “Related Person” (as hereinafter defined) in the Related Person Business Transaction is an amount at least equal to the “Highest Purchase Price” (as hereinafter defined).

10.2) For the purposes of this Article 10:

(a) The term “Related Person Business Transaction” shall mean (i) any merger or consolidation of the corporation or a Subsidiary with or into a Related person, (ii) an exchange of shares of the corporation or a Subsidiary for shares of a Related Person which, in the absence of this Article, would have required the affirmative vote of at least a majority of the voting power of the outstanding shares of the corporation entitled to vote or the affirmative vote of the corporation, in its capacity as a shareholder of the Subsidiary, (iii) any sale, lease, exchange, transfer, or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as hereinafter defined) of the assets either of the corporation or of a Subsidiary to or with a Related Person, (iv) any sale, lease, transfer, or other disposition (in one transaction or a series of transactions) of all or any Substantial Part of the assets of a Related Person to or with the corporation or a Subsidiary, (v) the issuance, sale, transfer or other disposition to a Related Person of any securities of the corporation (except pursuant to stock dividends, stock splits, or similar transactions which would not have the effect of increasing the proportionate voting power of a Related Person) or of a Subsidiary. (except pursuant to a pro rata distribution to all holders of Common Stock of the corporation), (vi) any recapitalization or reclassification that would have the effect of increasing the proportionate voting power of a Related Person, and (vii) any agreement, contract, arrangement, or understanding providing for any of the transactions described in this definition of Related Person Business Transaction.

(b) The term “Related Person” shall mean and include (i) any person or entity which, together with its “Affiliates” and “Associates” (both as hereinafter defined), “beneficially owns” (as hereinafter defined) in the aggregate 15 percent or more of the outstanding voting shares of the corporation, and (ii) any Affiliate or Associate (other than the corporation or a wholly owned subsidiary of the corporation) of any such person or entity. Two or more persons or entities acting as a syndicate or group, or otherwise, for the purpose of acquiring holding, or disposing of voting shares of the corporation shall be deemed to be a “person” or “entity” as the case may be.

(c) The term “Affiliate”, used to indicate a relationship with a specified person or entity, shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

(d) The term “Associate”, used to ______ a relationship with a specified person or entity, shall mean (i) any entity of which such specified person or entity is an officer or partner or ______, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such specified person or entity has a substantial beneficial interest or as to which such specified person or entity serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the corporation or any Subsidiary, and (iv) any person who is a director or officer of such specified entity or any of its parents or subsidiaries (other than the corporation or a wholly-owned subsidiary of the corporation).

(e) The term “Substantial Part” shall mean 30 percent or more of the fair market value of the total assets of the person or entity in question, as reflected on the most recent balance sheet of such person or entity existing at the time the shareholders of the corporation would be required to approve or authorize the Related Person Business Transaction involving the assets constituting any such Substantial Part.

(f) The term “Subsidiary” shall mean any corporation, a majority of the equity securities of any class of which are owned by the corporation, by another Subsidiary, or in the aggregate by the corporation and one or more of its Subsidiaries.

(g) The term “Continuing Director” shall mean (i) a director who was a member of the Board of Directors of the corporation on June 12, 1986; and (ii) a director who became a director before any Related Person involved in the Related Person Business Transaction in question became a Related Person or (iii) any person becoming a director whose election, or nomination for election by the corporation’s shareholders, was approved by a vote of a majority of the Continuing Directors; provided, however, that in no event shall a Related Person involved in the Related Person Business Transaction in question be deemed to be a Continuing Director.

(h) The term “voting shares” shall mean shares of capital stock of a corporation entitled to vote generally in the election of directors, considered for the purposes of this Article as one class.

(i) ____ ______ “Highest Purchase Price” shall mean the highest amount of cash or the ______ market value of the property securities or other consideration paid by the Related Person for a share of Common Stock of the corporation at any time while such person or entity was a Related Person or in the transaction which resulted in such person or entity becoming a Related Person; provided, however, that the Highest Purchase Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding shares of Common Stock of the corporation, or the declaration of a stock dividend thereon, between the last date upon which the Related Person paid the Highest Purchase Price and the effective date of the merger, consolidation or exchange of shares or the date of distribution to shareholders of the corporation of the proceeds from the sale of all or substantially all of the assets of the corporation.

(j) (i) A person or entity “beneficially owns” voting shares of the corporation if such person or entity, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares (A) voting power which includes the power to vote, or to direct the voting of, such voting shares, or (B) investment power which includes the power to dispose, or to direct the disposition of, such voting shares. Any person or entity which, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or ______ of divesting such person or entity of beneficial ownership of voting shares of the corporation or preventing the vesting of such beneficial ownership ownership as part of a plan or scheme to avoid becoming a Related Person shall be deemed for purposes of this Article 10 to be the beneficial owner of such voting shares. All voting shares of the corporation beneficially owned by a person or entity, regardless of the form which such beneficial ownership takes shall be aggregated in calculating the number of voting shares of the corporation beneficially owned by such person or entity. Any voting shares of the corporation that any person or entity has the right to acquire pursuant to any agreement, contract, arrangement, or understanding, or upon exercise of any conversion right, warrant or option, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement, or otherwise shall be deemed beneficially owned by such person or entity. Any voting shares of the corporation not outstanding which any person or entity has a right to acquire shall be deemed to be outstanding for the purpose of computing the percentage of outstanding voting shares of the corporation beneficially owned by such person or entity but shall not be deemed to be outstanding for the purposes of computing the percentage of outstanding voting shares of the corporation beneficially owned by any other person or entity.

(ii) Notwithstanding the foregoing provisions of subparagraph (j) (i) above:

(A) A member of a national securities exchange shall not be deemed to be a beneficial owner of voting shares of the corporation held directly or indirectly by it on behalf of another person or entity solely because such member is the record holder of such voting shares and, pursuant to the rules of such exchange, may direct the vote of such voting shares, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the voting shares of the corporation to be voted, but is otherwise precluded by the rules of such exchange from voting without instruction_

(B) A commercial bank, broker or dealer or insurance company which in the ordinary course of business is a pledgee of voting shares of the corporation under a written pledge agreement shall not be deemed to be the beneficial owner of such pledged voting shares until the pledgee has taken all formal steps necessary to declare a default and determines that the power to vote or to direct the vote or to dispose or to direct the disposition of such pledged securities will be exercised, provided that the pledge agreement is bona fide and was not entered into with the purpose nor with the effect of changing or influencing the control of the corporation nor in connection with any transaction having such purpose or effect and prior to default, does not grant to the pledgee the power to vote or to direct the vote of the pledged voting shares of the corporation; and

(C) A person or entity engaged in business as an underwriter of securities who acquires voting shares of the corporation through its participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933, or comparable successor law, rule or regulation, shall not be deemed to be the beneficial owner of such voting shares until the expiration of forty days after the date of such acquisition.

10.3) For the purposes of this Article 10 the Continuing Directors by a majority vote shall have the power to make a good faith determination, on the basis of information known to them, of: (a) the number of voting shares of the corporation that any person or entity “beneficially owns” (b) whether a person or entity is an Affiliate or Associate of another, (c) whether the assets subject to any Related Person Business Transaction constitute a Substantial Part, (d) whether any business transaction is one in which a Related Person has an interest, (e) whether the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock ______ the corporation other than the Related Person in a Related person Business Transaction is an amount at least equal to the Highest Purchase Price, and (f) such other matters with respect to which a determination is required under this Article 10.

10.4) Notwithstanding Article 7 hereof, the provisions set forth in this Article 10 including this Section 10.4, may not be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of not less than two-thirds of the voting power of the outstanding voting shares of the corporation.

STATE OF MINNESOTA DEPARTMENT OF STATE FILED JUL 20 1990

/s/ Illegible
Secretary of State

ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION

OF

EMPI, INC.

Pursuant to the provisions of Minnesota Statutes, Section 302A.135. the Amendment of the Articles of Incorporation of Empi, Inc., amending and restating Article 3, as set forth or Exhibit A attached hereto was duly adopted by the shareholders of the corporation on the 11th day of May 1994.

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

Dated: May 24, 1994

/s/ Donald D. Maurer
Donald D. Maurer, President Empi, Inc.

EXHIBIT A

ARTICLE 3 – CAPITAL STOCK

3.1) Authorized Shares; Establishment of Classes and Series. The aggregate number of shares the corporation has authority to issue shall be 25,000,000 shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 20,000,000 common shares and 5,000,000 undesignated shares. The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional common shares), and to fix the relative rights and preferences of each such class or series.

3.2) Issuance of Shares. The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of any class or series of the corporation to such persons, at such times and upon such terms and conditions as the Board shall determine, valuing all nonmonetary consideration and establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

3.3) Issuance of Rights to Purchase Shares. The Board of Directors is further authorized from time to time to grant and issue rights to subscribe for, purchase, exchange securities for, or ______ securities into, shares of the corporation of any class or series, and to fix the terms, provisions and conditions of such rights, including the exchange or conversion basis or the price at which such shares may be purchased or subscribed for.

3.4) Issuance of Shares to Holders of Another Class or Series. The Board is further authorized to issue shares of one class or series to holders of that class or series or to holders of another class or series to effectuate share dividends or splits.

STATE OF MINNESOTA DEPARTMENT OF STATE FILED JUN - 1 1994

/s/ Illegible
Secretary of State